                     FACILITY AGREEMENT
              --------------------------------


Alta Gold Co., a Nevada corporation (hereinafter called the "Seller") agrees to sell and deliver, and Gerald Metals, Inc., a Delaware corporation with a principal office located at High Ridge Park, Stamford, Connecticut 06904, USA (hereinafter called the "Buyer"), agrees to buy, receive and pay for the material as specified under the following terms and conditions:

1.   Material:
     -----------

     Standard London Good Delivery Gold bars .995 minimum purity.

2.   Quantity:
     -----------

     Eighty Thousand (8,000) fine troy ounces plus or minus 0.5 percent (0.5%).

3.   Delivery:
     -----------

     In accordance with the following schedule during each contractual month of delivery, to Buyer's unallocated account.

     Month (1995)        Troy Ounces
     -------------       ------------
     September             2000
     October               2000
     November              2000
     December              2000

     Each of the months from September 1995 through December 1995, to be considered as a "contractual month of delivery". References to the contractual month of delivery will refer to the aforementioned months.

4.   Location
     -----------

     Delivered for the account of Buyer at Johnson Matthey, Inc., Salt Lake City, Utah. Seller will provide assay results, weight, date of delivery and other details as may be reasonably required by Buyer, no later than three (3) business days prior to the date of delivery.

5.   Pricing:
     ----------

     At mutually agreed spot, forward or option-related prices not later than the delivery date of the material each month. For any unpriced gold in a monthly delivery as of the delivery day, Seller will price the unpriced quantity at spot market bid price for such gold by noon (New York time) on the open delivery date. Eight Thousand (8,000) fine troy ounces have a price of US $394 per fine troy ounce covering the advance payments described in Paragraph 6 hereof. The required hedging program has been implemented as follows:

     Our Reference       Month (1995)      Troy Ounce          Price
     --------------      ------------      ----------------    ------
     41-2749-95          September 29        2000                394
     41-2751-95          October 31          2000                394
     41-2753-95          November 30         2000                394
     41-2755-95          December 29         2000                394

6.   Payment:
     --------

     Following the presentation to the Stamford, Connecticut, USA office of Buyer (or such other locations as designated by Buyer), of the documents listed in "A" through "H" below, the Buyer will make four (4) advance payments (advance payment against future deliveries) of Five Hundred Sixty-Two Thousand Five Hundred US Dollars ($562,500) covering approximately 2000 fine troy ounces of gold each (for a total of 8000 troy ounces and US $2,250,000), which will be made by telegraphic transfer to Seller's nominated bank account at any time designated by Seller at least one day in advance from March 28, 1995 until September 1, 1995, provided the condition listed in "I" below has been fulfilled:

     A.   Seller's provisional invoice for Five Hundred Sixty-
          Two Thousand Five Hundred US Dollars (US
          $562,500), covering approximately Two Thousand
          (2000) fine troy ounces of gold, subject to the terms of this contract substantially in the form of Exhibit A attached hereto.

     B. Notes of Borrower each in the principal amount of Five Hundred Sixty-Two Thousand Five Hundred
          Dollars (US $562,500), subject to the terms of this contract substantially in the form of Exhibit B attached hereto (collectively, the "Notes").

     C.   An executed Refining Agreement between Buyer and
          Seller of even date herewith.

     D.   An executed Security Agreement between Buyer and
          Seller of even date herewith.

     E. Deeds of Trust of Seller in favor of Buyer, as beneficiary, and First American Title Insurance
          Company of Nevada, as trustee, of even date herewith.

     F. A certificate of Seller in favor of Buyer substantially in the form of Exhibit C attached hereto.

     G. A Stock Option Agreement of Seller in favor of Buyer of even date herewith.

     H. A title opinion with respect to the Kinsley Project millsite claims (as listed in Exhibit D attached hereto) satisfactory in all respects to Buyer.

     I. Deliveries on all contracts of gold outstanding with Buyer are current.

7.   Prepayment
     ----------

     Seller may prepay the principal of all of the Notes, in whole at any time, or in part from time to time, upon not less than five (5) business days prior written notice to Buyer, and in the case of a partial payment, provided such payment is in an amount of not less than US Dollars Ten Thousand (US $10,000). Any prepayment shall be made without premium or penalty. Each prepayment shall be accompanied by the interest accrued on the principal amount so prepaid through the date of prepayment.

8.   Interest:
     ----------

     Buyer will charge Seller interest in arrears on the daily balance of the advance payment outstanding. Interest will be charged at the per annum rate of one and one-half percent (1.5%) in excess of the Prime Rate as announced by The Chase Manhattan Bank, New York, New York, as its prime commercial lending rate, for the term of each Note described in Paragraph 6. B hereof.

9.   Application on Contract:
     --------------------------------

     The value of each delivery will be applied to the contract as follows:

     A. First, to all accrued and unpaid interest to date of each delivery.

     B. Second, to principal against the outstanding balance of each advance payment against future deliveries, in accordance with the following schedule:

          Month                       U.S. Dollars
          --------                   -------------
          September 29, 1995               562,500
          October 31, 1995                 562,500
          November 30, 1995                562,500
          December 29, 1995                562,500
                                         ---------
          Total                          2,250,000

     C. Thirdly, the balance of the value of the delivery will be credited to or paid to the designated account of the Seller.

10.  Documentation:
     ---------------------

     A. Included with each delivery will be the following documents provided to the Buyer (if requested) at Seller's expense:

          (i)  Seller's Final Commercial Invoice.

          (ii) Seller's weight and quality certificate.

          (iii)   A packing list.

     B. Seller shall provide Buyer with a weekly report detailing the recoverable gold contained on the heap leach pads at the Kinsley and Easy Junior Mines.

11.  Final Settlement:
     ----------------------

     After the last pricing and arrival of the contracted material, a final settlement will be made reflecting the difference between the total value of the gold as determined in Paragraph 5 hereof and the advance payment made by Buyer as stipulated in Paragraph 6 hereof. Any overage will be promptly repaid to Seller.

     Interest will continue to accrue to Buyer until the date of final settlement which will be not later than seven (7) business days after the date of last delivery is received.

12.  Force Majeure:
     -------------

     Neither an event of force majeure not political interference shall void any of the obligations of either party hereunder.

13.  Events of Default:
     -----------------

     Seller shall be in default under this contract upon the occurrence of any one or more of the following events
     (each such event is herein referred to as an "Event of Default"):

     A. Failure of Seller to pay (i) any amount of principal or interest under any of the Notes or (ii) any other indebtedness, obligation or liabilities of Seller to Buyer, in each case within two business days after the same is due.

     B. Failure of Seller to perform, comply with or observe any other term, covenant or agreement applicable to Seller pursuant to this contract, the Notes, the Refining Agreement between Seller and Buyer of even date herewith (the "Refining Agreement"), or any other agreements between Seller and Buyer.

     C. Any representation or warranty made by or on behalf of Seller pursuant to this contract, the Notes, the Refining Agreement or any other agreement, document, instrument or certificate executed by Seller in favor of Buyer shall be untrue or misleading in any material respect as of the date such representation or warranty was made or is deemed to have been made;

     D. Seller shall (i) discontinue or abandon operation of its business (except for normal shutdowns), (ii) apply for or consent to or suffer the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (iii) admit in writing its inability to pay its debts as they mature, (iv) make a general assignment for the benefit of creditors, (v) file, or have filed against it, a petition for relief under Title 11 of the United States Code, (vi) file or have filed against it, a petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or if corporate action shall be taken for the purpose of effecting any of the foregoing, (vii) become insolvent, (viii) fail to generally pay its debts as they mature or (ix) have liabilities which exceed the fair value of its assets.

14.  Remedies in Event of Default:
     ----------------------------

     Upon or at any time after the occurrence of any Event of Default, Buyer may (i) exercise any or all of the remedies set forth in Section 8 of the Security Agreement of even date herewith between Seller and Buyer, as the same may be amended or modified from time to time (the "Security Agreement"), (ii) close out in whole or in part the priced quantities of material which have not been delivered at market prices therefor as determined in good faith by Buyer (upon any close out, either party shall pay to the other the net amount due hereunder, within two (2) business days) and (iii) cover by borrowing or purchasing material equal to the quantity of material due from Seller.

15.  Warranties:
     ----------

     Each party hereby represents and warrants to the other party that it possesses all necessary power, authority and, to the extend applicable, approvals necessary to enter into this contract, that the execution and implementation hereof will not cause it to be in violation of any other agreement or law, regulation, order or court process or decision to which it is a party or to which it is in any way subject, and that this contract constitutes its valid and binding agreement enforceable against it in accordance with its terms.

     Such warranties will run to the other party, its successors or assigns. Each party agrees to hold the other harmless from any damage or liability arising from its breach of these warranties.

16.  Governing Law and Submission to Jurisdiction:
     --------------------------------------------

     The contract shall be construed in accordance with and governed by the laws of the State of New York without giving effect to principles of conflict of laws. Each of the parties hereto hereby submits to the exclusive jurisdiction of the courts of the State of New York and any United States Federal Court located in the Borough of Manhattan in the City of New York, as well as to the jurisdiction of all courts from which an appeal may be taken or other review sought from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of any of the transactions contemplated by this contract, the Notes or any of the documents or agreements contemplated herein or therein.
     Each of the parties hereto expressly waives any or all objections it may have as to venue in any such courts or that such action or proceeding in such Federal or state court has been brought in an inconvenient forum. Both parties hereby expressly waive trial by jury in any action brought on or with respect to this contract.

17.  Miscellaneous:
     -------------

     Buyer will be entitled to at any time during this contract to set off any amount owed by Seller to Buyer against any amount payable at any time by Buyer or its subsidiary or associated companies in connection with this contract. This contract constitutes the entire agreement between the parties relating to the subject matter hereof and may not be amended except by a writing signed by both parties. This contract may not be assigned by the either party, by operation of law or otherwise, without the express written consent of the other party except that Buyer may assign this contract, and any Notes and invoices related thereto, for financing purposes. All the terms, covenants, and conditions of this contract will be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

18.  Notices:
     -------

     All notices hereunder shall be in writing by certified mail or by telex or telefax and deemed given when received at the respective party's address set forth below unless sent by telex or telefax in which case the same shall be deemed given when sent to the telex or telefax address of the respective party set forth below and for telex confirmed by the respective answerback specified below, and for telefax confirmed as being received by the respective party.

     If to Gerald:               If to Alta Gold Co.:

     Gerald Metals, Inc.        Alta Gold Co.
     P.O. Box 10134             601 Whitney Ranch Drive
     High Ridge Park            Suite 10
     Stamford, CT 06904         Henderson, NV 89014
     Attn: Sue Scoggins
     cc:  Treasurer             Attn:  Robert Pratt
     Telefax: 203-329-4844      Telefax: 702-433-1547
     Telex: 620226

     ANSWERBACK: GENNARD

ACCEPTED BY:
------------

ALTA GOLD CO.              GERALD METALS, INC.


By:Robert N. Pratt         By: Louis J. Fox
   President and Chief         Senior Vice President
   Executive Officer

By:John A. Bielun          By: Robert C. Kaeser
   Vice President - Finance    Vice President


Date:  3/28/95
ALTA GOLD CO.                            EXHIBIT A
601 Whitney Ranch Drive, Suite 10
Henderson, Nevada 89014
Tel: (702) 433-8525.  Fax: (702) 433-1547



                    PROVISIONAL INVOICE


SOLD TO:  GERALD METALS, INC.
          ROBERT C. KAESER
          P.O. BOX 10134
          HIGH RIDGE PARK
          STAMFORD, CT 06904

INVOICE DATE   CONTRACT NUMBER     PAYMENT TERMS
-----------    ----------------    ----------------

Sept. 29, 1995 GERALD'S CONTRACT   NET CASH VIA
               NO. 41-9000-94      TELEGRAPHIC
                                   TRANSFER

DELIVER TERMS
------------------------

DELIVERED TO JOHNSON MATTHEY, SALT LAKE CITY, UTAH

DESCRIPTION       WEIGHT                 AMOUNT
-----------       ------------           -------------

GOLD BARS      --- FINE TROY OUNCES      $562,500

PAYMENT IS TO BE MADE TO ALTA GOLD CO. VIA
TELEGRAPHIC TRANSFER C/O:

                    BANKING INFORMATION

                ACCOUNT NAME:  ALTA GOLD CO.
                        ACCOUNT NO.:

                        ROUTING NO.:
ALTA GOLD CO.                            EXHIBIT B
601 Whitney Ranch Drive, Suite 10
Henderson, Nevada 89014
Tel: (702) 433-8525.  Fax: (702) 433-1547


                            NOTE

US $562,500                        MARCH  , 1995


FOR VALUE RECEIVED, ALTA GOLD CO., A NEVADA
CORPORATION ("BORROWER"), PROMISES TO PAY TO THE
ORDER OF GERALD METALS, INC., A DELAWARE
CORPORATION ("GERALD"), THE PRINCIPAL SUM OF FIVE
HUNDRED SIXTY-TWO THOUSAND FIVE HUNDRED AND
NO/100 DOLLARS (US $562,500), OR THE AGGREGATE
UNPAID PRINCIPAL AMOUNT OF ALL SUMS ADVANCED TO
BORROWER PURSUANT TO THAT CERTAIN FACILITY
AGREEMENT ADVANCED TO BORROWER PURSUANT TO
THAT CERTAIN FACILITY AGREEMENT ("THE CONTRACT")
DATED MARCH  , 1995, BETWEEN BORROWER AND GERALD.
ALL UNPAID PRINCIPAL SHALL BE DUE AND PAYABLE ON
OR BEFORE SEPTEMBER 29, 1995.

BORROWER FURTHER PROMISES TO PAY TO THE ORDER
OF GERALD INTEREST ON THE UNPAID PRINCIPAL AMOUNT
OF THIS NOTE FROM THE DATE HEREOF UNTIL THE DATE
PAID IN FULL, AT THE RATE SPECIFIED IN THE CONTRACT.

THIS NOTE IS REFERRED TO IN, AND IS GOVERNED BY AND
ENTITLED TO THE BENEFITS OF, THE CONTRACT WHICH
CONTAINS, AMONG OTHER THINGS, PROVISIONS
PERTAINING TO ACCELERATION OF THE MATURITY HEREOF
UPON THE HAPPENING OF CERTAIN STATED EVENTS, AND
TO THE RATE OF INTEREST DUE GERALD FOR SUMS DUE
HEREUNDER.  THIS NOTE EVIDENCES CERTAIN ADVANCE
PAYMENTS BY GERALD AGAINST FUTURE DELIVERIES OF
MATERIAL BY BORROWER UNDER THE PROVISIONS OF THE
CONTRACT.

BORROWER AGREES TO PAY ALL COSTS AND EXPENSES
OF GERALD INCURRED IN CONNECTION WITH THE
ENFORCEMENT OR COLLECTION OF THIS NOTE, INCLUDING
REASONABLE FEES AND EXPENSES OF COUNSEL FOR
GERALD.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF
CONFLICT OF LAWS.


                     ALTA GOLD CO.

                     By:
                     Robert N. Pratt
                     President and Chief Executive Officer


                     By:
                     John A. Bielun
                     Vice President - Finance
                         EXHIBIT C

                        CERTIFICATE
                    --------------------


The undersigned, Alta Gold Co., a Nevada corporation ("Alta"), hereby certifies to Gerald Metals, Inc., a Delaware corporation
("Gerald"), that as of the date hereof:

   1. Alta owns the entire undivided legal and equitable interest in the mining claims and holdings and water rights (and applications for water rights) and all necessary data and information pertaining thereto which is commonly known as the Kinsley Mountain Project, Elko County, Nevada (the "Property"); and

   2. The Property is free and clear of all liens, claims and encumbrances (other than a Deed of Trust of Alta in favor of Gerald, as beneficiary, and First American Title Company of
Nevada, as Trustee, dated as of March 28, 1995) and Alta is not aware of, nor has it received, notice from any party of any adverse claim against Alta's title to the Property.

   IN WITNESS WHEREOF, Alta has executed and delivered this Certificate as of the ----- day of ------, 1995.


                           ALTA GOLD CO.

                           By --------------------------

                           Title -------------------------

                         EXHIBIT D


                      KINSLEY PROJECT


Unpatented mining claims located approximately within portions of Sections 4 and 5, Township 26 North, Range 68 East, Mount
Dieblo Base and Meridian, in Elko County, Nevada, and more particularly described as follows:

CLAIM NAME     COUNTY RECORDING    BLM SERIAL
AND NUMBER     BOOK        PAGE    NUMBER
------------   ----------------    ---------------
FLUSH 5662     641         188     NMC 515511
FLUSH 5663     641         189     NMC 515512
FLUSH 5664     641         190     NMC 515513
FLUSH 5665     641         191     NMC 515514
FLUSH 5666     641         192     NMC 515515
FLUSH 5667     641         193     NMC 515516
FLUSH 5668     641         194     NMC 515517

FLUSH 5764     641         198     NMC 515521
FLUSH 5765     641         199     NMC 515522
FLUSH 5766     641         200     NMC 515523
FLUSH 5767     641         201     NMC 515524
FLUSH 5768     641         202     NMC 515525
